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                  ELECTRONICS FOR IMAGING TO ACQUIRE PRINTCAFE

                 WORLD LEADERS FORM PRINTING SOFTWARE POWERHOUSE


Foster City, Calif and Pittsburgh, PA, February 26, 2003 -- Electronics For Imaging, Inc. (Nasdaq: EFII), the world leader in imaging solutions for network printing, and Printcafe Software, Inc. (Nasdaq: PCAF), a leader in print supply chain management software, today announced that they signed a merger agreement providing for EFI's acquisition of Printcafe for $2.60 per share for each outstanding Printcafe share. Printcafe is the leading provider of enterprise solutions specifically designed for both printers and buyers in the printing and publishing industries.

"We are excited to join forces with the Printcafe team to bring the most comprehensive procurement to production offerings to the printing industry," said EFI CEO Guy Gecht. "Our global leadership in printing workflow and Printcafe's dominance in print supply chain management will offer both printers and their customers powerful end-to-end solutions to maximize their efficiency and profitability. "

"Our combination with EFI will expand our markets by offering integrated management software solutions for both our print buyer and printer clients. This will also improve the depth of our printer solutions on the shop floor and in the back office. EFI's global reputation in digital printing and their emphasis on open standards architecture will provide both our existing customers and new customers with accessible solutions to help them grow their businesses," said Marc Olin, President and CEO of Printcafe.

The acquisition fits with EFI's strategy of expanding its software product offerings for the professional printing market. With the convergence of traditional and digital printing, the combination of EFI's imaging and workflow solutions with Printcafe's enterprise management software will help to accelerate the adoption of digital printing management throughout the process from procurement to production.
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The acquisition of Printcafe will result in a one-time charge to EFI in the quarter the transaction closes for certain acquisition-related expenses. EFI will provide further information during its earnings conference call in April.

The merger agreement provides each Printcafe stockholder with the right to elect whether to receive the merger consideration in cash or shares of EFI's common stock. Following completion of the merger, EFI plans to buy back approximately the number of shares of its common stock issued in connection with the merger.

The merger agreement contains customary conditions to closing and may be terminated by each party under certain conditions, including in connection with a superior proposal for Printcafe. The transaction must be approved by Printcafe's stockholders and is expected to close in the second calendar quarter of 2003.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements "We are excited to join forces with the Printcafe team to bring the most comprehensive procurement to production offerings to the printing industry" and "Our global leadership in printing workflow and Printcafe's dominance in print supply chain management will offer both printers and their customers powerful end-to-end solutions to maximize their efficiency and profitability" and "Our combination with EFI will expand our markets by offering integrated management software solutions for both our print buyer and printer clients. This will also improve the depth of our printer solutions on the shop floor and in the back office. EFI's global reputation in digital printing and their emphasis on open standards architecture will provide both our existing customers and new customers with accessible solutions to help them grow their businesses" and "The acquisition of Printcafe will result in a one-time charge to EFI in the quarter the transaction closes for certain acquisition-related expenses" are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to risks and uncertainties as discussed more fully in EFI's and Printcafe's filings with the SEC. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: The rapidly evolving markets for EFI's and Printcafe's products and uncertainty regarding the development of these markets; ongoing new product development and introduction of new and enhanced products; potential difficulties in retaining customers, assimilating and integrating operations, technologies and products; risk of revenues not being realized when expected; risk of increased competition in the markets; and the effects of economic uncertainty on customer expenditures. EFI reserves the right to change or delay the stock buyback program at its discretion. The merger agreement may be terminated for a number of reasons and the completion of the merger is subject to a number of conditions and there is no assurance that the transaction will be completed.

ABOUT PRINTCAFE (www.printcafe.com)

Printcafe Software, Inc. (NASDAQ: PCAF) is a leading provider of software solutions designed specifically for the printing industry supply chain. Printcafe's enterprise resource planning and collaborative supply chain software solutions enable printers and print buyers to improve productivity and lower costs. Printcafe's procurement applications for print buyers integrate with our software solutions designed for printers to facilitate Web-based collaboration across the print supply chain.
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Printcafe's software solutions for the printing industry supply chain have been installed by more than 4,000 customers in over 8,000 facilities worldwide, including 24 of the 25 largest printing companies in North America and over 50 businesses in the Fortune 1000.

ABOUT ELECTRONICS FOR IMAGING

Electronics For Imaging (www.efi.com) is the world leader in imaging solutions for network printing. EFI's industry-leading core technology offers powerful document management tools, seamless networking, high fidelity color and black-and-white output, and greater productivity and cost efficiency. EFI products support a broad range of printers, copiers, multifunction devices and mobile communications devices and printer speeds of up to 2000 ppm in color. EFI has pioneered many innovative imaging solutions, including the Fiery(R), EDOX(R), Splash(TM) and DocStream(TM) brands of print controllers, Velocity(TM) workflow software, eBeam(R) Web-enabled whiteboards and PrintMe (TM) which enables anytime, anywhere printing. Best, headquartered in Germany, is a division of EFI offering an array of inkjet proofing solutions for the Graphic Arts market. Unimobile(TM) is EFI's mobile messaging solution for interactive data delivery. EFI maintains 20 offices worldwide.

NOTE TO EDITORS: Fiery, EDOX and eBeam are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and certain other foreign jurisdictions. Command WorkStation, Fiery Scan, Fiery WebTools, Fiery FreeForm, Fiery DocBuilder Pro, PrintMe, PrintMe Networks, Splash, DocStream, Velocity and Unimobile are trademarks of Electronics For Imaging, Inc. All other trademarks mentioned in this document are the property of their respective owners. BESTColor(R) is a registered trademark of Best GmbH.

ABOUT THE MERGER AND PRINTCAFE STOCKHOLDER VOTE

The offer and sale of shares of EFI common stock in connection with the merger will be registered with the SEC. That registration statement on Form S-4 has not been filed as of the date of this press release and, once filed, copies may be obtained from either EFI or Printcafe or at the SEC's website www.sec.gov. The registration statement will contain important information as to how the merger will affect investments in shares of either EFI or Printcafe and interested persons should carefully read that registration statement in its entirety.

Printcafe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its security holders in favor of the adoption of the merger agreement. The directors and executive officers of Printcafe and their beneficial ownership of Printcafe common stock are set forth in the prospectus for Printcafe's initial public offering and has been supplemented by filings on Schedule 13D/G with the SEC. You may obtain those documents free of charge at the SEC's website, www.sec.gov. Printcafe's security holders may obtain additional information regarding the interests of the foregoing people by reading the registration statement when it becomes available.

CONTACT:

EFI: Mimi Sells
650.357.3712
mimi.sells@efi.com

Printcafe: Joe Whang
CFO & COO
jwhang@printcafe.com
412.456.3340

Andrew Schaer
SVP, Marketing
aschaer@printcafe.com
412.690.3093